Form N-SAR,
Sub-Item 77Q1(d)
Copies of any constituent
instruments defining the
rights of shareholders


Nuveen Municipal High Income Opportunity Fund

811-21449

The rights of the holders of a new series of preferred securities are described in the Statement Establishing and Fixing the Rights and Preferences of Preferred
Shares. The Registrant incorporates by reference to this Sub-Item 77Q1(d) the Registrants appendix B of the Statement Establishing and Fixing the Rights and
Preferences, filed as an exhibit to Form N-SAR, Sub-
Item 77Q1(a).